Exhibit 99.1

NICOLET BUSINESS OF CAREFUSION CORPORATION

Table of Contents

Page No.

Report of Independent Registered Public Accounting Firm	2

Financial Statements

Statement of Revenues and Direct Expenses	3

Statement of Assets Acquired and Liabilities Assumed	4

Notes to Financial Statements	5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Natus Medical Incorporated

San Carlos, California

We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed as of June 30, 2012 and Statement of Revenues and Direct Expenses of the Nicolet Business of CareFusion Corporation for the year ended June 30, 2012. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Natus Medical Incorporated as described in Note 1, and are not intended to be a complete presentation of Nicolet’s financial position or results of operations.

In our opinion, the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Expenses referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of June 30, 2012 and revenue and direct expenses for the year ended June 30, 2012 as described in Note 1 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

Irvine, California

April 30, 2013

NICOLET BUSINESS OF CAREFUSION CORPORATION

STATEMENT OF REVENUES AND DIRECT EXPENSES

FISCAL YEAR ENDED JUNE 30, 2012

(In thousands)

Revenues	$94,388

Cost of revenue	51,565

Gross profit	42,823

Direct operating expenses:
Selling expense	28,622
Research and development	12,649
General and administrative	7,034
Non-current asset impairment	84,861

Total direct operating expenses	133,166

Direct expenses in excess of revenues	$(90,343)

The accompanying notes are an integral part of these financial statements.

NICOLET BUSINESS OF CAREFUSION CORPORATION

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

JUNE 30, 2012

(In thousands)

ASSETS ACQUIRED

Current Assets:
Cash and cash equivalents	$364
Accounts receivable, net of allowace for doubtful accounts of $1,872	13,881
Inventories, net	17,399
Deferred tax assets	1,393
Prepaid expenses and other current assets	408

Total current assets	33,445

Property and equipment, net	3,656
Intangible assets, net	168
Deferred tax assets	27,899
Other non-current assets	18

Total assets acquired	$65,186

LIABILITIES ASSUMED

Current liabilities:
Accounts payable	$6,519
Accrued liabilities	7,063
Taxes payable	520
Deferred revenue	8,068

Total current liabilities	22,170

Notes payable	26,526

Total liabilities assumed	$48,696

The accompanying notes are an integral part of these financial statements.

NICOLET BUSINESS OF CAREFUSION CORPORATION

NOTES TO FINANCIAL STATEMENTS

As of and for the year ended June 30, 2012

1 – Description of Transaction, Description of the Business, and Basis of Presentation

Description of Transaction

On April 22, 2012 CareFusion 303, Inc., a Delaware corporation and CareFusion 2200, Inc., a Delaware corporation, both wholly owned subsidiaries of CareFusion Corporation (together “CareFusion”) and Natus Medical Incorporated (“Natus”) entered into a Stock and Asset Purchase Agreement, pursuant to which Natus would acquire the Nicolet Business (“Nicolet”, the “Business”) from CareFusion. The transaction closed July 2, 2012.

Natus acquired for a cash purchase price of $57.9 million all outstanding common shares of CareFusion subsidiaries comprising the Business in the United States, Ireland, and the United Kingdom (collectively the “Legal Entities”), and certain assets and liabilities of Nicolet sales divisions principally in Germany, Italy, the Netherlands, and Spain (collectively the “Direct Countries”). In December 2012 Natus recorded a reduction in the purchase consideration based on a working capital provision of the purchase agreement that resulted in CareFusion returning $2.4 million to Natus.

Description of the Business

Nicolet was operated as a part of CareFusion and develops clinically differentiated neurodiagnostic and monitoring products, including a portfolio of electroencephalography (EEG) and electromyography (EMG) systems and related accessories, as well as vascular and obstetric doppler sensors and connectivity products. As of the closing date, Nicolet had discrete operations in the United States, the United Kingdom and Ireland, operated through an existing CareFusion infrastructure in Germany, Italy, the Netherlands, Spain, and Japan, and sold through distribution partners into approximately 80 other countries.

Basis of Presentation

The accompanying Statement of Revenues and Direct Expenses and Statement of Assets Acquired and Liabilities Assumed of the Business were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of the Business’ financial position, results of operations, or cash flows. In particular and as more fully described below under The Direct Countries, in certain countries Nicolet products were sold by a direct sales organization; however, all general and administrative support for Nicolet operations in those countries was provided by other divisions of CareFusion. The Financial Statements exclude certain of the costs borne by the CareFusion organization to support the sales function in those countries. As such, the financial statements are not indicative of the financial condition or results of operations of the Business going forward due to the omission of various operating expenses that will be incurred to operate the Business in the future.

It is impracticable to prepare full financial statements as required by SEC Regulation S-X because discrete financial statements for the Business in the Direct Countries were never maintained by CareFusion. Additionally, certain products developed and manufactured by the Business in Ireland were not acquired by Natus. In its internal financial reporting CareFusion did not undertake to separate these products from the products of the Business that Natus acquired.

The financial statements contain revenue pertaining to the business and, as more fully described below, all costs directly involved with the revenue producing activities, accounted for in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).

The financial statements have been derived from the accounting records of the Business and include adjustments by Natus to properly reflect balances as of the reporting date. To the extent that an asset, liability, revenue or expense is identifiable and directly related to the Business, it is reflected in the financial statements.

The Legal Entities – The Business consists of the following wholly-owned subsidiaries of CareFusion:

•	CareFusion 209, Inc., incorporated in the United States;

•	CareFusion U.K. 240 Limited, incorporated in the United Kingdom; and

•	CareFusion Ireland 241 Limited, incorporated in Ireland

The financial statements include all of the assets and liabilities, both tangible and intangible, of the Legal Entities and all revenue, including revenue generated through sales to international distribution partners, and direct expenses attributable to the Legal Entities.

No allocation of CareFusion corporate overhead is included in the expenses, and as discussed below, the cost of certain shared-service functions benefitting the Business that were hosted by CareFusion are not included in expenses of the Business.

The Direct Countries – In addition to the Legal Entities, the Business operated within the Direct Countries, where Nicolet sold to end users through a local direct sales organization. The assets acquired and liabilities assumed in the Direct Countries, consist of the following:

•	Tangible assets consisting principally of inventory and prepaid expenses;

•	Liabilities consisting principally of accrued facilities costs, certain accrued employee benefits, and deferred revenue; and

•	Intangible assets consisting principally of the assembled workforce and customer relationships.

The revenue and direct expenses in the Direct Countries consist of:

•	Revenue attributable to sales of products and service provided to third parties;

•

Expenses directly associated with the revenue producing activities, principally cost of revenue including local warehousing costs, the cost of the direct sales organization, and facilities costs to house the employees.

•	A reasonable allocation of certain infrastructure costs borne by the CareFusion organization in the respective countries totaling approximately $700,000.

Impairment - In 2007 the Business was owned by Viasys Healthcare, a publicly traded company. Cardinal Health, a publicly traded company, acquired Viasys in November 2007 for $1.5 billion. In September 2008 Cardinal completed the spinoff of its clinical and medical products division to CareFusion, a newly formed publicly traded company.

During the quarter ended March 31, 2012, CareFusion committed to a plan to sell the Business, resulting in held for sale classification of the underlying assets. As a result, the assets and liabilities of the Business were written down to fair value less costs to sell and CareFusion recorded an impairment charge of $78.2 million. The impairment charge related primarily to intangible assets and goodwill associated with the 2007 acquisition of Viasys.

The Statement of Revenues and Direct Expenses includes an asset impairment charge of $84.9 million that consists of the $78.2 million charge recorded by CareFusion and an additional charge of $6.7 million related primarily to the write-down of capitalized software in the U.S. and buildings in Ireland and the U.K. The Statement of Assets Acquired and Liabilities Assumed gives effect to the $84.9 million charge as of June 30, 2012.

The Excluded Expenses – For the Legal Entities the following expenses have been excluded from the Statement of Revenues and Direct expenses:

•	CareFusion corporate overhead; and

•

The cost of some shared-services functions borne by CareFusion, principally accounting functions associated with processing accounts receivable, accounts payable, and payroll in the United States, and certain human resource functions.

The Statement of Revenues and Direct Expenses excludes interest income and expense, foreign currency translation gains or losses, other non-operating income, expenses, or charges, income taxes, or any other indirect expenses not noted in Note 2.

Cash flows – All cash flow requirements of the Business were funded by CareFusion and cash management functions were not performed at the business level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating and financing activities, as the Business did not maintain cash balances of that nature.

2 – Summary of Significant Accounting Policies

The use of the terms “we” and “our” in the following sections is attributed to the Business.

Intercompany Eliminations – All intercompany accounts and transactions of the Business have been eliminated.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Such estimates include, but are not limited to, allowances for potentially uncollectible accounts receivable, valuation of inventory, intangible assets, reserves for warranty obligations, and allocation of certain infrastructure costs. Actual results could differ from those estimates.

Revenue Recognition – We generate revenue through the sale of medical devices, services, supplies, and software. We recognize revenue when:

•	persuasive evidence of an arrangement exists;

•	product delivery has occurred or the services have been rendered;

•	the price is fixed or determinable; and

•	collectability is reasonably assured.

Revenue is recognized net of sales returns and allowances, administration fees, incentives, and estimated rebates.

The majority of our revenue transactions are multiple element arrangements in which we sell equipment, installation and training services, extended service contracts, and/or software maintenance contracts. Revenue is recognized for each unit of accounting individually. We allocated revenue in multiple element arrangements to each unit of accounting using the relative selling price method. Selling prices used during the allocation process are based on; vendor specific objective evidence (“VSOE”) of fair value if available, third-party evidence if VSOE of fair value is not available, or estimated selling price if neither VSOE of fair value or third-party evidence is available.

Equipment sale revenue consists of neurology and sleep diagnostic equipment. We recognize equipment sale revenue upon customer acceptance, which occurs after the transfer of title and risk of loss to the customer and the substantial completion of installation or training services. When related training services are considered inconsequential, delivery is deemed to occur upon the transfer of title and risk of loss, at which time revenue and the costs associated with installation and training are recognized. When related training services are consequential, revenue associated with training services is deferred until delivery is deemed to occur.

We generally negotiate the prices of medical device products and supplies directly with end customers under pricing agreements. We also sell to hospitals in the U.S. who are members of group purchasing organizations (“GPO“s). GPO’s negotiate volume purchase agreements for member hospitals, group practices, and other clinics; these negotiated prices are typically lower than the prices charged when we sell direct to end customers.

We recognize product revenue on sales to unrelated third parties when title transfers, typically upon shipment from us, net of estimated rebates.

Cash Equivalents – All highly liquid instruments purchased with an original maturity of three months or less are classified as cash equivalents.

Allowance for Doubtful Accounts – Trade receivables are primarily comprised of amounts owed to us through our operating activities and are presented net of an allowance for doubtful accounts and accrued rebates. An account is considered past due on the first day after its due date. We monitor past due accounts on an ongoing basis and establish appropriate reserves to cover probable losses. We write off any amounts deemed uncollectible against allowance for doubtful accounts.

Fair Value of Financial Instruments – Financial instruments include cash and cash equivalents, accounts receivable and accounts payable. Cash and cash equivalents are reported at their respective fair values on the balance sheet. The recorded carrying amount of accounts receivable and accounts payable approximates their fair value due to their short-term maturities.

Inventories – We determine inventory cost primarily on a currently adjusted standard basis that approximates actual cost on a first-in, first-out basis. We reduce the carrying value of inventories to a lower of cost or market basis for those items that are potentially excess, obsolete, or slow-moving. We reserve for excess and obsolete inventory based upon historical experience, sales trends, specific categories of inventory, and age of on-hand inventory. Work-in-process and finished goods inventories include raw materials, direct labor, and manufacturing overhead.

Property and Equipment – Property and equipment are stated at cost less accumulated depreciation. Property and equipment held for sale are recorded at the lower of cost or fair value less costs to sell. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, including capital lease assets that are depreciated over the shorter of the terms of their respective leases or their estimated useful lives. We use the following range of useful lives for our property and equipment categories: (i) buildings and improvements, one to 39 years, (ii) machinery and equipment, three to 15 years, and (iii) furniture and fixtures, three to seven years.

Goodwill and Intangible Assets – Goodwill is the excess of the purchase price of an acquired business over the amounts assigned to net assets acquired in the business combination. Purchased goodwill and intangible assets with indefinite lives are not amortized, but instead are tested for impairment at least annually in the fourth quarter of each fiscal year, or more frequently if certain indicators are present or changes in circumstances suggest impairment exists. Intangible assets with finite lives are amortized over their useful lives.

When certain events or changes in operating conditions occur, an impairment assessment may be performed on the recoverability of the carrying amounts. As discussed more fully under Basis of Presentation, during the quarter ended March 31, 2012, CareFusion committed to a plan to sell the Business, resulting in held for sale classification of the underlying assets. As a result, the assets of the Business were written down to fair value less costs to sell.

Product Warranties – We offer warranties on certain products for various periods of time. The estimated cost of product warranties is accrued at the time revenue is recognized and reported as a component of cost of revenue. Our product warranty liability reflects our best estimate of probable liability under our product warranties. We estimate the liability based on our stated warranty policies and practices, the historical frequency of claims, and the cost to replace or repair our products under warranty. Factors that affect our warranty liability include the number of units sold, the length of the warranty, historical and anticipated rates of warranty claims, and cost per claim. We regularly assess the adequacy of our recorded warranty liabilities and adjust the amounts as necessary.

Our liability for product warranties as of June 30, 2012 was approximately $600,000 and is included as a component of accrued liabilities in the Statement of Assets Acquired and Liabilities Assumed.

Research & Development and Capitalized Software Development Costs – Costs incurred in connection with development of new products and manufacturing methods are charged to expense as incurred, except certain software development costs which are capitalized after technological feasibility of the software is established.

Foreign Currency – The functional currency of our foreign subsidiaries is generally the local currency of the country where the subsidiary is located. Accordingly, changes in the value of foreign currencies affect the consolidated financial statements when translated into U.S. Dollars. Financial statements for these subsidiaries are translated into U.S. Dollars at period-end exchange rates as to the assets and liabilities and monthly average exchange rates as to revenues and direct expenses.

Certain Significant Risks and Uncertainties – Financial instruments that potentially subject us to credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents consist primarily of cash in bank accounts and investments in money market funds.

We sell our products primarily to hospitals and medical institutions. Customers are generally not required to provide collateral or other security to support accounts receivable. Allowances for estimated potential bad debt losses are maintained. No single customer or distributor accounted for more than 10% of accounts receivable at June 30, 2012.

3 – Inventories

Inventories at June 30, 2012 consists of the following (in thousands):

Raw materials	$9,896
Work in process	988
Finished goods	6,515

Total	$17,399

4 – Property and Equipment, net

Property and equipment at June 30, 2012 consists of the following (in thousands):

Land and buildings	$582
Leasehold improvements	1,127
Office furniture and equipment	4,486
Computer hardware and software	1,013
Demonstration and loaned equipment	1,455
8.663

Accumulated depreciation	(5,007)

Total	$3,656

5 – Deferred Income Tax

Deferred income tax at June 30, 2012 consists of the following (in thousands):

Current deferred tax assets:
Accruals deductible in different periods	$1,393

Non-current deferred tax assets:
Basis of intangible assets	26,324
Basis of property and equipment	411
Net operating loss carryforwards	877
Stock compensation	287

Total net non-current deferred tax assets	27,899

Total net deferred tax assets	$29,292

A valuation allowance is provided for deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management believes the deferred tax assets will be fully realized and no valuation allowance has been placed against them.

6 – Notes Payable

Notes payable at June 30, 2012 consist of the following (note amounts in thousands):

Revolving credit facility EUR 20 million payable to Dutch American Manufacturers, a subsidiary of CareFusion, interest at 90 day LIBOR plus 50 basis points, due February 27, 2013	$18,719

Revolving credit facility GBP 5 million payable to CareFusion U.K. 305 Limited, a subsidiary of CareFusion, interest at 90 day LIBOR plus 50 basis points, due February 27, 2013	7,807

Total notes payable	$26,526

Natus acquired the two notes from Dutch American Manufacturers, B.V. and CareFusion U.K. 305 Limited concurrently with the close of the acquisition. The terms of the notes were amended such that the interest rate on the notes is the mid-term Applicable Federal Rate published by the U.S. Internal Revenue Service as of June 29, 2013. The notes renewed automatically on February 27, 2013 and by their terms will renew annually on February 27.

7 – Commitments and Contingencies

Leases – The Business owns operating facilities in Ireland and the U.K. and leases an operating facility in the U.S. Minimum lease payments under the operating lease for the U.S. facility are as follows (in thousands):

Fiscal year ending June 30,
2013	$850
2014	829
2015	150
2016	18
Thereafter	—

Total	$1,847

Transition services agreement – At the time CareFusion sold the Business to Natus, the Business manufactured a product line for CareFusion at its Gort, Ireland production facility that was not included in the products acquired by Natus. On July 2, 2012 Natus and CareFusion entered into a transition services agreement under which the Business committed to continue the manufacture of that product line for CareFusion from July 2, 2012 through December 31, 2012.

Legal matters – The Business may from time to time become a party to various legal proceedings or claims that arise in the ordinary course of business. Management does not believe that any current legal or administrative proceedings are likely to have a material effect on our business, financial condition, or results of operations.

8 – Subsequent Events

As noted above, on July 2, 2012 Natus acquired the Business from CareFusion.

Subsequent events have been evaluated through April 30, 2013. Management has determined that there are no additional subsequent events to disclose.